As filed with the Securities and Exchange Commission on July 31 , 2019

Registration Nos. 333-231902 and 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Post-Effective Amendment No. 1

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Lloyds Banking Group plc
(Exact Name of Registrant as Specified in Its Charter)

Scotland
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification No.)

25 Gresham Street
London EC2V 7HN
United Kingdom

011-44-207-626-1500
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Lloyds Bank plc
 (Exact Name of Registrant as Specified in Its Charter)

United Kingdom
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification No.)

25 Gresham Street
London EC2V 7HN
United Kingdom

011-44-207-626-1500
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Stephen J. Dolmatch
Chief Legal Officer, North America
Lloyds Bank Corporate Markets

1095 Avenue of the Americas

New York, NY 10036

212-930-5004
(Name, Address and Telephone Number of Agent for Service)

____________________

Please send copies of all communications to:
John W. Banes
DAVIS POLK & WARDWELL LONDON LLP
5 Aldermanbury Square
London, EC2V 7HR
United Kingdom
Tel. No.: 011-44-207-418-1300

DAVIS POLK & WARDWELL LLP

450 Lexington Avenue

New York, New York 10017

Tel. No.: 212-450-4000

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed maximum aggregate price per unit/Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities of Lloyds Banking Group plc Senior Debt Securities Subordinated Debt Securities	Unspecified Unspecified	$ 0 $ 0
Debt Securities of Lloyds Bank plc Senior Debt Securities	Unspecified	$ 0 $ 0
Capital Securities of Lloyds Banking Group plc	Unspecified	$ 0
Ordinary Shares of Lloyds Banking Group plc(3)	Unspecified	$ 0

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(1)	An unspecified aggregate initial offering price, aggregate number of, or principal amount of, the debt securities of Lloyds Banking Group plc, the debt securities of Lloyds Bank plc, or the capital securities, the ordinary shares of Lloyds Banking Group plc, as the case may be, are being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through certain affiliates of the Registrants.

(2)	An unspecified aggregate initial offering price or number of the securities is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all the registration fees.

(3)	The ordinary shares are being registered in connection with issuances from time to time of ordinary shares either independently of or following the conversion of capital securities of Lloyds Banking Group plc. American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate Registration Statement on Form F-6 (Registration Statement No. 333-192625).

Explanatory Note

This Post-Effective Amendment No. 1 (“Amendment”) to the Registration Statement on Form F-3 (Registration No. 333-231902) (the “Registration Statement”) is being filed for the purpose of (i) adding Lloyds Bank plc, a wholly-owned subsidiary of Lloyds Banking Group plc, as an issuer and co-registrant to the Registration Statement hereunder, (ii) registering additional securities pursuant to Rule 413(b) under the Securities Act of 1933, as amended, and (iii) filing additional exhibits to the Registration Statement. This Amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

LLOYDS BANK plc
DEBT SECURITIES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus. Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority as described herein and in the applicable prospectus supplement for such debt securities.

Investing in our securities involves risks that are described in the “Risk Factors” section of our annual and interim reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is July 31 , 2019.

TABLE OF CONTENTS

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Page

ABOUT THIS PROSPECTUS	2
USE OF PROCEEDS	2
LLOYDS BANK PLC	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES	11
PLAN OF DISTRIBUTION	16
LEGAL OPINIONS	17
EXPERTS	17
ENFORCEMENT OF CIVIL LIABILITIES	17
WHERE YOU CAN FIND MORE INFORMATION	18
INCORPORATION OF DOCUMENTS BY REFERENCE	18
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS	19

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities we may offer, which we also refer to as the “securities”. Each time we sell securities, a prospectus supplement that contains specific information about the terms of that offering will be provided. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Each prospectus supplement will be filed with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before purchasing any securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Lloyds Bank plc and the securities offered under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “the Bank” and “Lloyds Bank” refer to Lloyds Bank plc; the term “Lloyds Bank Group” refers to Lloyds Bank plc, together with its subsidiaries and associated undertakings from time to time; the term “LBG” refers to Lloyds Banking Group plc; the term “Group” refers to Lloyds Banking Group plc, together with its subsidiary and associated undertakings from time to time; and the terms “we”, “our” and “us” refer to Lloyds Bank plc as issuer of the securities.

Lloyds Bank publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless a specific plan in the accompanying prospectus supplement is disclosed, the net proceeds from the sale of the securities offered by this prospectus will be used for the general corporate purposes of the Bank.

LLOYDS BANK PLC

Lloyds Bank plc was incorporated under the laws of England and Wales on April 20, 1865 (registration number 2065). Lloyds Bank’s registered office is at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 (0) 20 7626 1500. Lloyds Bank is authorized by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority (“FCA”) and the PRA. Lloyds Bank is a wholly owned subsidiary of LBG.

Lloyds Bank Group provides a wide range of banking and financial services in the UK and in certain locations overseas. Lloyds Bank Group’s activities are organised into two financial reporting segments: Retail and Commercial Banking. Retail offers a broad range of financial service products, including current accounts, savings, mortgages, credit cards, motor finance and unsecured loans to personal and business banking customers. Commercial Banking, through  its four client facing segments – SME, Mid Markets, Global Corporates and Financial Institutions, provides clients with a range of products and services such as lending, transactional banking, working capital management, risk management and debt capital markets services .

The Bank maintains a website at www.lloydsbank.com.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities issued by Lloyds Bank. Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indenture under which we will issue the debt securities, which has been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

References to “debt securities” in this prospectus, mean the senior debt securities that may be issued by Lloyds Bank. Senior debt securities will be issued under a senior debt indenture, which is a contract between Lloyds Bank and The Bank of New York Mellon, which will initially act as trustee. The indenture does not limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indenture does not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will contain, where applicable, the following terms of, and other information relating to, any of the offered debt securities:

•	their title (which will distinguish the debt securities of the series from all other debt securities), authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	their maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred;

•	whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities;

•	the times and places for payment of the principal of and premium, if any, and any interest, if any, on the debt securities;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any repurchase or sinking fund provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon acceleration or redemption;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	provisions, if any, for the exchange, modification or conversion of such debt securities, including, but not limited to, with respect to senior debt securities, the terms, if any, on which such senior debt securities may or will be converted into or exchanged at our option or otherwise for our stock or other securities or for stock or other securities of another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such senior debt securities may or shall be so converted or exchanged;

•	whether the amounts of payment of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following certain developments with respect to tax laws;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority;

•	any listing on a securities exchange; and

•	any other terms of the debt securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities. We may sell debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Debt securities may bear interest at a fixed rate or a floating rate.

Holders of debt securities shall have no voting rights except those described under the heading “—Modification and Waiver” below.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the principal of, and interest on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

•	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;

•	except in the case of a winding-up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•	the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•	the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

•	the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption of Senior Debt Securities

Tax Redemption of Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:

•	in making any payments on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

•	the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•	on the next interest payment date we would not be entitled to claim a deduction in respect of the payment of interest in computing our U.K. taxation liabilities, or the value of such deduction to us would be materially reduced.

Prior to the giving of any notice of redemption, we must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we are entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we are entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.

Optional Redemption of Senior Debt Securities

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

•	the redemption date;

•	the relevant regular record date or special record date;

•	the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;

•	the redemption price;

•	that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

•	the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;

•	reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;

•	change any obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any Senior Debt Security Event of Default (as such term is defined below);

•	modify the terms of our obligations in respect of the due and punctual payments of the amounts due and payable on the senior debt securities in a manner adverse to the holders; or

•	modify any of the above requirements.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	Lloyds Bank does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to Lloyds Bank requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, Lloyds Bank delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, Lloyds Bank or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction; provided however, that the trustee may by notice to Lloyds Bank require Lloyds Bank to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case Lloyds Bank will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to Lloyds Bank informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•	Lloyds Bank defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of Lloyds Bank (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement and in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, as provided in the prospectus supplement. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding senior debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against Lloyds Bank to enforce payment. Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against Lloyds Bank whether before or during the winding-up of Lloyds Bank.

Events of Default and Defaults–General

Subject to certain exceptions, such as in the case of a default in the payment of the principal (or premium, if any) or interest on a senior debt security, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default, provided that in the opinion of the trustee, the interests of the holders shall not be materially prejudiced thereby and provided further that the trustee shall not exercise any powers conferred on it in contravention of any notice in writing to Lloyds Bank and the trustee of a declaration described in “—Senior Debt Security Event of Default” above but so that no such notice shall affect any waiver or authorization previously given or made.

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, with respect to the series, except a Senior Debt Security Event of Default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of debt securities of such affected series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default known to it, unless the Senior Debt Security Event of Default has been cured or waived; provided that the trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the debt securities of the affected series.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities, and under the indenture, immediately after giving effect to such transaction, no event of default or default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume the obligations under the debt securities of any series without the consent of any holder, provided that we unconditionally guarantee the obligations of the subsidiary under the debt securities of that series. In such case, all of the direct obligations under the debt securities of the series and the indenture shall immediately be discharged. Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is organized for “U.K. taxing jurisdiction”. However, if Lloyds Bank in its capacity as a guarantor makes payments under such guarantee, Lloyds Bank shall also be required to pay additional amounts with respect to any taxes required to be withheld or deducted by any U.K. taxing jurisdiction from any payment under such guarantee subject to the exceptions described under the heading “—Additional Amounts” above (with any necessary modifications). The subsidiary that assumes the obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption of Senior Debt Securities” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of organization which occurs after the date of the assumption. In the case of an assumption, the subsidiary that assumes the obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption of Senior Debt Securities” above if Lloyds Bank needs to pay additional amounts on payments under the guarantee as a result of any change to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of a U.K. taxing jurisdiction which occurs after the issue date.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for U.S. federal income tax purposes and possibly certain other adverse tax consequences. You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of senior debt securities, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. Lloyds Bank, the Lloyds Bank Group and certain members of the Lloyds Bank Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities.

Consent to Service of Process

Under the indenture, Lloyds Bank irrevocably designates Stephen J. Dolmatch, Chief Legal Officer, North America, Lloyds Bank Corporate Markets (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and Lloyds Bank irrevocably submits to the jurisdiction of those courts.

DESCRIPTION OF CERTAIN PROVISIONS RELATING TO DEBT SECURITIES

Form of Debt Securities ; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities under the terms of the indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indenture. Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indenture or the debt securities.

Payments on Global Securities

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear. Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg. Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures

DTC. DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.

Euroclear and Clearstream Luxembourg. We understand that investors that hold debt securities through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or to receive or make a payment or delivery of the debt securities on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indenture permits us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities or of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters or dealers and also may sell all or part of such senior debt securities directly to other purchasers or through agents.

The distribution of the senior debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of senior debt securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell senior debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of senior debt securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of senior debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of senior debt securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any senior debt securities or any investments representing senior debt securities of any series to the public in the United Kingdom. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of senior debt securities or any investments representing senior debt securities of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of senior debt securities or any investments representing senior debt securities of any series will represent and agree that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the senior debt securities or any investments representing senior debt securities of such series in, from or otherwise involving the U.K.; and

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the senior debt securities or any investments representing the senior debt securities (including without limitation the registration statement, the prospectus or any preliminary prospectus) in circumstances in which Section 21(1) of the FSMA would not, if Lloyds Bank was not an authorized person, apply to Lloyds Bank as the issuer of the senior debt securities.

Each new series of senior debt securities will be a new issue of senior debt securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those senior debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in senior debt securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of senior debt securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of senior debt securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of senior debt securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Following the initial distribution of any of these senior debt securities, affiliates of ours may offer and sell these senior debt securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these senior debt securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase senior debt securities from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell London LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws and New York law. Our English counsel, Linklaters LLP, will pass upon the validity under English law of the debt securities issued by Lloyds Bank.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

Lloyds Bank is a public limited company incorporated and registered in England. All of Lloyds Bank’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of Lloyds Bank’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors (i) to effect service of process within the United States upon Lloyds Bank or those persons or (ii) to enforce against Lloyds Bank or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English counsel, Linklaters LLP (as to English law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in England.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

Lloyds Bank is subject to the informational requirements of the Exchange Act and in accordance therewith, Lloyds Bank files reports and other information with the SEC. The SEC maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States on which certain of Lloyds Bank’s securities are listed.

We will provide the trustee with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, if we so request, the trustee will mail the reports to all record holders of the debt securities. In addition, we will provide the trustee with all notices of meetings at which holders of debt securities are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities.

Registration Statement

This prospectus is part of a registration statement filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indenture and our Articles of Association have also been filed. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) Lloyds Bank’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on July 31, 2019, (ii) the Lloyds Bank’s report on Form 6-K filed with SEC on July 31, 2019 disclosing capitalization as at June 30, 2019 and (iii) the Lloyds Bank’s report on Form 6-K filed with SEC on July 31, 2019 disclosing interim results for the six months ended June 30, 2019. We also incorporate by reference all subsequent Lloyds Bank Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at +44 (0) 207 356 1273.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements. We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect”, “estimate”, “project”, “anticipate”, “believes”, “should”, “could”, “intend”, “plan”, “probability”, “risk”, “target”, “goal”, “objective”, “may”, “endeavor”, “outlook”, “optimistic”, “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

Examples of such forward looking statements include, but are not limited to: projections or expectations of the Lloyds Bank Group’s future financial position including profit attributable to shareholders, provisions, economic profit, dividends, capital structure, portfolios, net interest margin, capital ratios, liquidity, risk-weighted assets (“RWAs”), expenditures or any other financial items or ratios; litigation, regulatory and governmental investigations; the Lloyds Bank Group’s future financial performance; the level and extent of future impairments and write-downs; statements of plans, objectives or goals of the Lloyds Bank Group or its management including in respect of statements about the future business and economic environments in the U.K. and elsewhere including, but not limited to, future trends in interest rates, foreign exchange rates, credit and equity market levels and demographic developments; statements about competition, regulation, disposals and consolidation or technological developments in the financial services industry; and statements of assumptions underlying such statements.

Factors that could cause actual business, strategy, plans and/or results (including but not limited to the payment of dividends) to differ materially from forward-looking statements made by the Lloyds Bank Group or on its behalf include, but are not limited to: general economic and business conditions in the U.K. and internationally; market related trends and developments; fluctuations in interest rates, inflation, exchange rates, stock markets and currencies; the ability to access sufficient sources of capital, liquidity and funding when required; changes to the Lloyds Bank Group’s or LBG’s credit ratings; the ability to derive cost savings and other benefits including, but without limitation as a result of any acquisitions, disposals and other strategic transactions; the ability to achieve strategic objectives; changing customer behavior including consumer spending, saving and borrowing habits; changes to borrower or counterparty credit quality; concentration of financial exposure; management and monitoring of conduct risk; instability in the global financial markets, including Eurozone instability, instability as a result of uncertainty surrounding the exit by the U.K. from the European Union (“EU”) and as a result of such exit and the potential for other countries to exit the EU or the Eurozone and the impact of any sovereign credit rating downgrade or other sovereign financial issues; technological changes and risks to the security of IT and operational infrastructure, systems, data and information resulting from increased threat of cyber and other attacks; natural, pandemic and other disasters, adverse weather and similar contingencies outside the Lloyds Bank Group’s or Lloyds Banking Group’s control; inadequate or failed internal or external processes or systems; acts of war, other acts of hostility, terrorist acts and responses to those acts, geopolitical, pandemic or other such events; risks related to climate change; changes in laws, regulations, practices and accounting standards or taxation, including as a result of the exit by the U.K. from the EU, or a further possible referendum on Scottish independence; changes to regulatory capital or liquidity requirements and similar contingencies outside the Lloyds Bank Group’s or LBG’s control; the policies, decisions and actions of governmental or regulatory authorities or courts in the U.K., the EU, the United States or elsewhere including the implementation and interpretation of key legislation and regulation together with any resulting impact on the future structure of the Lloyds Bank Group; the transition from IBORs to alternative reference rates; the ability to attract and retain senior management and other employees and meet its diversity objectives; actions or omissions by the Lloyds Bank Group’s directors, management or employees including industrial action; changes to the Lloyds Bank Group’s post- retirement defined benefit scheme obligations; the extent of any future impairment charges or write-downs caused by, but not limited to, depressed asset valuations, market disruptions and illiquid markets; the value and effectiveness of any credit protection purchased by the Lloyds Bank Group; the inability to hedge certain risks economically; the adequacy of loss reserves; the actions of competitors, including non-bank financial services, lending companies and digital innovators and disruptive technologies; and exposure to regulatory or competition scrutiny, legal, regulatory or competition proceedings, investigations or complaints.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in Lloyds Bank’s Form 20-F filed on July 31 , 2019 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Except as hereinafter set forth, there is no provision of the Articles of Association of Lloyds Bank plc (the “Bank”, for purposes of this Item 8) or any contract, arrangement or statute under which any director or officer of the Bank is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Deed of Indemnity

The Group has entered into Deeds of Indemnity with the directors and certain officers and employees of the Bank that, subject to certain conditions precedent and limitations, in consideration for such director or officer or employee continuing in or accepting office as a director or officer of (i) the Bank, (ii) a subsidiary undertaking or holding company of the Bank or (iii) any undertaking which is not part of the Group but in which an employee of the Bank is acting as director or officer or trustee at the Bank’s request, the Bank will indemnify the director or officer or employee (hereinafter an “Officer” as defined within the related Deeds of Indemnity (the “Deeds”)) against any liability, including (without limitation) any expenditure (as defined within the Deeds), whatsoever and howsoever arising, whether in the United Kingdom or any other country in the world, incurred by, or attaching to, such Officer in respect of the execution of such Officers duties on or after 7 March 2016 or from the date of his or her appointment as an Officer if later, subject to the further terms of the Deeds.

Article 19 of the Company’s Articles of Association provides:

Article 19(1) Indemnity

Article 19(1) of the Bank’s Articles of Association provides:

19(1) Subject to the provisions of and so far as may be permitted by the Act, every director, secretary or other officer of the company shall be indemnified by the company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office. Regulation 118 shall be extended accordingly.

Regulation 118 of the Companies (Tables A to F) (Amendment) Regulations 1985 as incorporated by reference into the Bank’s Articles of Association provides:

“Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.”

Article 19(2) and (3) Insurance

19(2) Without prejudice to article 19(1), the directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of any relevant company (as defined in this article) or who are or were at any time trustees of any pension fund or employees’ share scheme in which employees of any relevant company are or were interested, including (without prejudice to the generality of this) insurance against any liability incurred by persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any relevant company, or any pension fund or employees’ share scheme.

Article 19(3) of the Bank’s Articles of Association provides:

19(3) For the purpose of this article, “relevant company” shall mean the company, any holding company of the company or any other body, whether or not incorporated, in which the company or the holding company or any of the predecessors of the company or of the holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the company, or any subsidiary undertaking of the company or of the other body.

Section 232 of the Companies Act 2006 provides:

(1)   Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)   Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by–

(a)   section 233 (provision of insurance),

(b)   section 234 (qualifying third party indemnity provision), or

(c)   section 235 (qualifying pension scheme indemnity provision).

(3)   This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)   Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 234 of the Companies Act 2006 provides:

(1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)   Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)   The provision must not provide any indemnity against:

(a)   any liability of the director to pay:

(i)    a fine imposed in criminal proceedings, or

(ii)   a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)   any liability incurred by the director:

(i)    in defending criminal proceedings in which he is convicted, or

(ii)   in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)  in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)   The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)   For this purpose:

(a)   a conviction, judgment or refusal of relief becomes final:

(i)    if not appealed against, at the end of the period for bringing an appeal, or

(ii)   if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)   an appeal is disposed of:

(i)    if it is determined and the period for bringing any further appeal has ended, or

(ii)   if it is abandoned or otherwise ceases to have effect.

(6)   The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 1157 of the Companies Act 2006 provides:

(1)   If in proceedings for negligence, default, breach of duty or breach of trust against:

(a)   an officer of a company, or

(b)   a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)   If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust:

(a)   he may apply to the court for relief, and

(b)   the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in England, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in England, grant decree of absolvitor) on such terms as to costs (in England, expenses) or otherwise as the judge may think proper.

Any underwriters of securities registered on this registration statement will each agree, severally, and not jointly, to indemnify the Bank’s directors, the Bank’s officers who sign the registration statement and the Bank’s authorized representative in the United States from and against certain civil liabilities based on information relating to such underwriter furnished in writing by such underwriter expressly for use herein.

The Bank will agree to indemnify the Bank’s authorized representative in the United States from and against certain directors’ and officers’ liabilities.

In addition, the Bank has obtained directors’ and officers’ insurance coverage, which, subject to policy terms and limitations, includes coverage for Insurers to reimburse the Bank for legal costs that it may be required or permitted by law to pay directors or officers of the Bank and its consolidated subsidiaries. Insurers can reimburse the Bank for the legal costs of directors and officers subject to policy terms and conditions once the amount of legal costs incurred has exceeded the deductible.

Item 9. Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) , (1)(ii) and (1)(iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F, or to incorporate such financial statements by reference to a report filed pursuant to the Exchange Act, at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that a registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect this registration statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)   Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in this registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)   That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertake that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Bank’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section l5(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

EXHIBIT INDEX

Number	Description
1.1*	Form of Underwriting Agreement for the senior debt securities of Lloyds Banking Group plc (previously filed as Exhibit 1.1 to Form 3-ASR on June 3, 2019).
1.2*	Form of Underwriting Agreement for the subordinated debt securities of Lloyds Banking Group plc (previously filed as Exhibit 1.2 to Form 3-ASR on June 3, 2019).
1.3*	Form of Underwriting Agreement for the capital securities of Lloyds Banking Group plc (previously filed as Exhibit 1.3 to Form 3-ASR on June 3, 2019).
1.4**	Form of Share Certificate.
1.5	Form of Underwriting Agreement for the senior debt securities of Lloyds Bank plc.
4.1*	Senior Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of July 6, 2010 (previously filed as Exhibit 4.1 to Form 8-A12B on July 16, 2010).
4.2*	First Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of July 6, 2016 (previously filed as Exhibit 4.1 to Form 6-K on July 6, 2016).
4.3*	Second Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of January 11, 2017 (previously filed as Exhibit 4.1 to Form 6-K on January 11, 2017).
4.4*	Third Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of November 7, 2017 (previously filed as Exhibit 4.1 to Form 6-K on November 7, 2017).
4.5*	Fourth Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of March 22, 2018 (previously filed as Exhibit 4.1 to Form 6-K on March 27, 2018).
4.6*	Fifth Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of May 8, 2018 (previously filed as Exhibit 4.1 to Form 6-K on May 9, 2018).
4.7*	Sixth Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of June 21, 2018 (previously filed as Exhibit 4.1 to Form 6-K on June 21, 2018).
4.8*	Seventh Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of August 16, 2018 (previously filed as Exhibit 4.1 to Form 6-K on August 16, 2018).
4.9*	Eighth Supplemental Indenture to the Senior Debt Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of March 12, 2019 (previously filed as Exhibit 4.1 to Form 6-K on March 12, 2019).
4.10*	Subordinated Debt Securities Indenture among Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of November 4, 2014 (previously filed as Exhibit 4.1 to Form 6-K on November 4, 2014).
4.11*	First Supplemental Indenture to the Subordinated Debt Securities Indenture among Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of November 4, 2014 (previously filed as Exhibit 4.2 to Form 6-K on November 4, 2014).
4.12*	Second Supplemental Indenture to the Subordinated Debt Securities Indenture among Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of December 1, 2015 (previously filed as Exhibit 4.15 to Form F-3ASR on June 2, 2016).
4.13*	Third Supplemental Indenture to the Subordinated Debt Securities Indenture among Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of December 10, 2015 (previously filed as Exhibit 4.16 to Form F-3ASR on June 2, 2016).

4.14*	Fourth Supplemental Indenture to the Subordinated Debt Securities Indenture among Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of March 24, 2016 (previously filed as Exhibit 4.1 to Form 6-K on March 24, 2016).
4.15*	Form of Fifth Supplemental Indenture to the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London Branch, as trustee (incorporated herein by reference from Exhibit 4.2 to the Form F-4 filed with the Commission on October 7, 2016).
4.16*	Form of Sixth Supplemental Indenture to the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London Branch, as trustee (incorporated herein by reference from Exhibit 4.3 to the Form F-4 filed with the Commission on October 7, 2016).
4.17*	Seventh Supplemental Indenture to the Subordinated Debt Securities Indenture among Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of January 9, 2018 (previously filed as Exhibit 4.1 to Form 6-K on January 9, 2018).
4.18*	Capital Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of March 6, 2014 (previously filed as Exhibit 4.1 to Form F-4 on March 6, 2014).
4.19*	First Supplemental Indenture to the Capital Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of April 7, 2014 (previously filed as Exhibit 4.1 to Form 6-K on April 7, 2014).
4.20*	Second Supplemental Indenture to the Capital Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of October 10, 2018 (previously filed as Exhibit 4.1 to Form 6-K on October 11, 2018).
4.21*	Amended and Restated Deposit Agreement among Lloyds Banking Group plc, The Bank of New York Mellon and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of the American Depositary Receipt (previously filed as an Exhibit to the Registration Statement on Form F-6 filed on December 2, 2013, Registration No. 333-192625).
4.22*

Third Supplemental Indenture to the Capital Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Trustee, dated as of June 19, 2019 (previously filed as Exhibit 4.1 to Form 6-K on June 19, 2019).

4.23	Form of Senior Debt Indenture between Lloyds Bank plc, as Issuer, and The Bank of New York Mellon, as Trustee.
5.1*	Opinion of CMS Cameron McKenna Nabarro Olswang LLP, Scottish solicitors to Lloyds Banking Group plc, as to the validity of the debt securities and the enforceability of subordination provisions of the subordinated debt securities issued by Lloyds Banking Group plc (previously filed as Exhibit 5.1 to Form 3-ASR on June 3, 2019).
5.2*	Opinion of CMS Cameron McKenna Nabarro Olswang LLP, Scottish solicitors to Lloyds Banking Group plc, as to the validity of the capital securities issued by Lloyds Banking Group plc (previously filed as Exhibit 5.2 to Form 3-ASR on June 3, 2019).
5.3*	Opinion of CMS Cameron McKenna Nabarro Olswang LLP, Scottish solicitors to Lloyds Banking Group plc, as to the validity of the ordinary shares issued by Lloyds Banking Group plc (previously filed as Exhibit 5.3 to Form 3-ASR on June 3, 2019).
5.4*	Opinion of Davis Polk & Wardwell London LLP, U.S. counsel to Lloyds Banking Group plc, as to the validity of the securities issued by Lloyds Banking Group plc (previously filed as Exhibit 5.4 to Form 3-ASR on June 3, 2019).
5.5	Opinion of Linklaters LLP, English counsel to Lloyds Bank plc as to the validity of the senior debt securities issued by Lloyds Bank plc.
5.6	Opinion of Davis Polk & Wardwell London LLP, U.S. counsel to Lloyds Bank plc, as to the validity of the securities issued by Lloyds Bank plc.
23.1*	Consent of CMS Cameron McKenna Nabarro Olswang LLP (included in Exhibits 5.1, 5.2 and 5.3 above).

23.2*	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.4 above).
23.3*	Consent of PricewaterhouseCoopers LLP regarding Lloyds Banking Group plc (previously filed as Exhibit 23.3 to Form 3-ASR on June 3, 2019).
23.4	Consent of PricewaterhouseCoopers LLP regarding Lloyds Bank plc.
23.5	Consent of Linklaters LLP (included in Exhibit 5.5 above).
23.6	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.6 above).
24.1*	Powers of Attorney regarding Lloyds Banking Group plc (included on signature page to the registration statement).
24.2	Powers of Attorney regarding Lloyds Bank plc (included on signature page to the registration statement).
25.1*	Statement of Eligibility for the Senior Debt Securities Indenture dated as of July 6, 2010, between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Indenture Trustee.
25.2*	Statement of Eligibility for the Subordinated Debt Securities Indenture dated as of November 4, 2014, between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Indenture Trustee.
25.3*	Statement of Eligibility for the Capital Securities Indenture dated as of March 6, 2014, between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon, as Indenture Trustee.
25.4	Statement of Eligibility for the Form of Senior Debt Securities Indenture between Lloyds Bank plc, as Issuer, and The Bank of New York Mellon, as Indenture Trustee.
*	Incorporated by reference.
**	To be filed by amendment or incorporated by reference to a subsequently filed report on Form 6-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on July 31, 2019.

LLOYDS BANKING GROUP plc

By:	/s/ António Horta-Osório
Name: António Horta-Osório
Title: Group Chief Executive

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Azzopardi, M. Beanland, C. Davies, I. Fox, T. Foxe, P. Green, R. Haward, S. Hawkins, N. Jones, S. Love, G. Parker, P. Pellicano, S. Powell, M. Rogers, T. Rougier, C. Rugg, R. Shrimpton, and M. Walton and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ António Horta-Osório		July 31, 2019
António Horta-Osório	(Group Chief Executive)

/s/ Juan Colombás		July 31, 2019
Juan Colombás	(Chief Operating Officer)

/s/ George Culmer		July 31, 2019
George Culmer	(Chief Financial Officer)

/s/ Lord Blackwell		July 31, 2019
Lord Blackwell	(Chairman)

/s/ Anita Frew		July 31, 2019
Anita Frew	(Deputy Chairman)

Signature	Title	Date

/s/ Alan Dickinson		July 31, 2019
Alan Dickinson	(Non-Executive Director)

/s/ Simon Henry		July 31, 2019
Simon Henry	(Non-Executive Director)

/s/ Lord Lupton		July 31, 2019
Lord Lupton	(Non-Executive Director)

/s/ Amanda Mackenzie		July 31, 2019
Amanda Mackenzie	(Non-Executive Director)

/s/ Nick Prettejohn		July 31, 2019
Nick Prettejohn	(Non-Executive Director)

/s/ Stuart Sinclair		July 31, 2019
Stuart Sinclair	(Non-Executive Director)

/s/ Sara Weller		July 31, 2019
Sara Weller	(Non-Executive Director)

/s/ Stephen J. Dolmatch		July 31, 2019
Stephen J. Dolmatch	(Authorized U.S. Representative)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on July 31, 2019.

LLOYDS BANK plc

By:	/s/ António Horta-Osório
Name: António Horta-Osório
Title: Group Chief Executive

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Azzopardi, M. Beanland, C. Davies, I. Fox, T. Foxe, P. Green, R. Haward, S. Hawkins, N. Jones, S. Love, G. Parker, P. Pellicano, S. Powell, M. Rogers, T. Rougier, C. Rugg, R. Shrimpton, and M. Walton and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ António Horta-Osório		July 31, 2019
António Horta-Osório	(Group Chief Executive)

/s/ Juan Colombás		July 31, 2019
Juan Colombás	(Chief Operating Officer)

/s/ George Culmer		July 31, 2019
George Culmer	(Chief Financial Officer)

/s/ Lord Blackwell		July 31, 2019
Lord Blackwell	(Chairman)

/s/ Anita Frew		July 31, 2019
Anita Frew	(Deputy Chairman)

Signature	Title	Date

/s/ Sarah Bentley		July 31, 2019
Sarah Bentley	(Non-Executive Director)

/s/ Alan Dickinson		July 31, 2019
Alan Dickinson	(Non-Executive Director)

/s/ Brendan Gilligan		July 31, 2019
Brendan Gilligan	(Non-Executive Director)

/s/ Simon Henry		July 31, 2019
Simon Henry	(Non-Executive Director)

/s/ Lord Lupton		July 31, 2019
Lord Lupton	(Non-Executive Director)

/s/ Amanda Mackenzie		July 31, 2019
Amanda Mackenzie	(Non-Executive Director)

/s/ Nigel Hinshelwood		July 31, 2019
Nigel Hinshelwood	(Non-Executive Director)

/s/ Nick Prettejohn		July 31, 2019
Nick Prettejohn	(Non-Executive Director)

/s/ Stuart Sinclair		July 31, 2019
Stuart Sinclair	(Non-Executive Director)

/s/ Sara Weller		July 31, 2019
Sara Weller	(Non-Executive Director)

/s/ Stephen J. Dolmatch		July 31, 2019
Stephen J. Dolmatch	(Authorized U.S. Representative)